TABLE OF CONTENTS

NATIONAL BANCSHARES CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NATIONAL BANCSHARES CORPORATION
PROXY STATEMENT
VOTING OF PROXIES
ELECTION OF DIRECTORS
NOMINEES TO BE ELECTED FOR THREE YEAR TERM EXPIRING IN 2004 -- CLASS II
INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE 2001 ANNUAL MEETING
DIRECTORS WITH TERM EXPIRING IN 2002 -- CLASS III
DIRECTORS WITH TERM EXPIRING IN 2003 -- CLASS I
COMMITTEES
AUDIT COMMITTEE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SPECIAL SEPARATION AGREEMENT
TRANSACTIONS WITH DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF SECURITY HOLDERS
AUDIT MATTERS
FORM 10-K ANNUAL REPORT
AUDIT COMMITTEE CHARTER AUTHORITY
RESPONSIBILITIES

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

NATIONAL BANCSHARES CORPORATION

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

  Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

NATIONAL BANCSHARES CORPORATION

112 West Market Street
Orrville, Ohio 44667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Bancshares Corporation (the “Company”) will be held at the operations center of First National Bank, 1444 North Main Street, Orrville, Ohio on April 26, 2001 at 2:00 P.M. for the following purposes:

(1)	To elect three Directors in Class II for a three-year term ending in 2004;

(2)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Holders of Common Shares of record at the close of business on March 9, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

Kenneth R. VanSickle
Secretary

March 23, 2001

NATIONAL BANCSHARES CORPORATION

112 West Market Street
Orrville, Ohio 44667

Mailed on or about March 23, 2001

Annual Meeting of Shareholders to be on April 26, 2001

PROXY STATEMENT

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation (the “Company”) to be used at the Annual Meeting of Shareholders of the Company to be held on April 26, 2001, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders, which accompanies this Proxy Statement.

      The enclosed form of proxy is being solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked.

      If no choice is specified on the Proxy, it will be voted FOR the election of each of the individuals nominated by the Board of Directors and FOR the approval and adoption of each of the other proposals listed thereon. A shareholder may revoke a proxy at any time before it is exercised either in person at the Annual Meeting or by delivery to the Secretary of the Company of written notice of revocation or by a duly executed proxy bearing a later date.

      Proxies will be solicited by mail, but this solicitation may be supplemented by using regular employees of the Company and its subsidiaries to solicit proxies personally or by telephone without additional compensation. The costs of solicitation will be borne by the Company and its subsidiary. National Bancshares Corporation will reimburse brokers, custodian banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. This Proxy Statement is being mailed to shareholders on or about March 23, 2001.

      The outstanding voting securities of the Company at the close of business on March 9, 2001, the record date for the meeting, consisted of 2,239,449 Common Shares, with each share having one vote on all matters coming before the meeting. The number of Common Shares owned by each Director (including the Company’s President who is included in the Executive Compensation tables below) is set forth on page 3 of this Proxy statement. The following table sets forth share ownership information, as of February 16, 2001, with respect to all Directors and executive officers of the Company as a group. The Company is not aware of any shareholders having beneficial ownership of more than five percent (5%) of the Common Stock of the Company.

	Amount
	of Beneficial
	Ownership of	Percent of
	Common Shares	Common Shares

All Directors and executive officers as a group (13 persons):	244,527	10.92%

      As provided by the General Corporation Law of Ohio and the Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for these purposes. Such inspectors will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the Annual Meeting.

      Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld in respect of the election of directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of directors. Cumulative voting enables shareholders to give one nominee for director as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

      Pursuant to the Company’s Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against.

VOTING OF PROXIES

      Common Shares represented by properly executed proxies in the enclosed form received at or prior to the Annual Meeting will be voted in accordance with the instructions contained therein and, in the absence of contrary instructions, will be voted to elect as directors the three (3) persons named below and will be voted for the approval and adoption of each of the other proposals listed on the proxy.

      The Board of Directors is not aware of any other matter that will be presented for action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is intended that Common Shares represented by properly executed proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment of a majority of the persons voting the proxies.

ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. The Regulations of the Company currently provide that the total number of directors shall be eleven. Currently there are three Directors in Class I and four Directors in each of Classes II and III.

      It is proposed that at the Annual Meeting to be held on April 26, 2001, that nominees for the directors to be elected to Class II for a three-year term expiring in 2004 are Sara Balzarini, Steve Schmid and Albert W. Yeagley. The aggregate number of directors of the Company is eleven (11) as specified in the Company’s Regulations. Only nine (9) individuals are continuing to serve as directors of the Company and therefore, a vacancy has been created in each of Class II and Class III. These vacancies can be filled any time prior to the Annual Meeting in 2002 by a majority of the whole Board to serve the unexpired term. The two director vacancies have existed for some time, and the Company currently has no intention to fill them. The vacancies exist because the number of directors is fixed at 11 by the regulations, but only 9 persons are currently serving as directors. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named herein, of which there are only three. Shareholders have the right to make nominations to the board, including the right to nominate one or more persons to fill the director vacancies.

      If any nominee is unable or unwilling to serve as a director on the date of the Annual Meeting (a situation which is not contemplated by the Board of Directors at the present time), the proxies will be voted for the election of such substitute nominee, if any, as may be designated by the Board of Directors and for the remaining nominees. The following tables set forth information with respect to each of the three nominees for election as a director, and the directors whose terms have not yet expired, including age, principal occupation for at least the past five years, the year in which he or she first became a director of the Company and the

Company’s wholly owned subsidiary, First National Bank, and the number of Common Shares of the Company beneficially owned as of February 16, 2001.

NOMINEES TO BE ELECTED FOR THREE YEAR TERM
EXPIRING IN 2004 — CLASS II

				Common Shares
				Beneficially Owned (a)

	Principal Occupation		Director		Percent
Name	or Employment	Age	Since (b)	Shares	of Shares

Sara Balzarini	Member of Management Committee Contours, Ltd.	44	1989	23,212	1.48

Steve Schmid	President Smith Dairy Products	49	1989	4,974	.22

Albert W. Yeagley	Plant Manager J.M. Smucker Company	53	1997	269	.01

INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE 2001 ANNUAL MEETING

DIRECTORS WITH TERM EXPIRING IN 2002 — CLASS III

Charles J. Dolezal	President	48	1982	14,517	.65
	First National Bank & National Bancshares Corp.

John W. Kropf	Attorney-at-Law	57	1974	41,134	1.84

James F. Woolley	Chief Executive Officer	64	1974	98,991	4.42
	R.W. Screw Products, Inc.

DIRECTORS WITH TERM EXPIRING IN 2003 — CLASS I

Bobbi E. Douglas	Executive Director	42	1998	105	.005
	STEPS at Liberty Center (F/K/A Wayne County Alcoholism Services), Every Woman’s House

John E. Sprunger	President	63	1987	2,172	.10
	Kidron Auction, Inc.

Howard J. Wenger	President	58	1998	46,360	2.07
	Wenger Excavating, Inc., Northstar Asphalt, Inc., Lake Region Oil, Inc., Massillon Materials, Inc., Stark Materials, Inc.

(a)	The Securities and Exchange Commission has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, such shares are held directly by the individual as to which such person has sole voting and investment powers.

(b)	Indicates the year first elected to the Board of the Company and/or sole subsidiary, First National Bank. All current Directors of the Company are also directors of First National Bank. First National Bank directors are elected to serve for one-year terms.

      None of the nominees are related by blood, marriage or adoption.

COMMITTEES

      The Company currently conducts no business other than the ownership of its sole subsidiary, First National Bank. The Board of Directors of the Company met four (4) times during 2000. The Company has no formal committees other than its Audit Committee. During 2000, the Audit Committee met three (3) times. All directors attended at least 75% of the Company’s meetings.

      The basic responsibility of the Audit Committee is a review of the annual audit with the Company’s external auditors, and the implementation of recommendations, where feasible, arising from that audit, and the continued monitoring of the internal audit program. The Committee also reviews the results of any special audit requested by the Board of Directors, either by external auditors or by internal audit personnel. Meetings of the Audit Committee are held as needed.

      The Board of Directors of First National Bank, met twelve (12) times during 2000.

      First National Bank also maintains an Executive Committee as a standing committee. The basic responsibilities of the Executive Committee are in-depth consideration of certain general policy matters for possible recommendation to the Board of Directors for its consideration; the review and approval or rejection of major personnel or other matters brought before the Committee by Management; and the determination of employee compensation. The Executive Committee also serves as the Nominating Committee. Executive Committee members are: Charles J. Dolezal, Bobbi E. Douglas, John W. Kropf, Steve Schmid and James F. Woolley. During the last fiscal year the Executive Committee held three (3) meetings.

AUDIT COMMITTEE

      The Audit Committee met three times in 2000 to review the previous fiscal year, the scope of the audit and internal accounting procedures and controls. Members of the Audit Committee are Sara Balzarini, John E. Sprunger, Howard J. Wenger and Albert W. Yeagley. These individuals also serve as the Audit Committee of First National Bank, and perform the same functions at that level. National Bancshares’ board has adopted a written charter for the Audit Committee. The Audit Committee will review and assess the adequacy of the written charter on an annual basis. A copy of the charter is attached to this proxy statement as Appendix A.

      In the opinion of National Bancshares’ board, none of Directors Balzarini, Sprunger, Wenger or Yeagley have a relationship with National Bancshares or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. None of them are or have for the past three years been employees of National Bancshares or First National Bank, and none of their immediate family members are or have for the past three years been executive officers of National Bancshares or the bank. In the opinion of National Bancshares’ board, Directors Balzarini, Sprunger, Wenger and Yeagley are “independent directors,” as that term is defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc.

      The Audit Committee has submitted the following report for inclusion in this proxy statement:

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2000 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe, Chizek and Company LLP, National Bancshares’ independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Crowe, Chizek and Company LLP the independent accountants’ independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in National Bancshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Sara Balzarini—John E. Sprunger—Howard J. Wenger—Albert W. Yeagley

DIRECTOR COMPENSATION

      Directors of the Company currently receive no compensation for their service in that capacity. All current directors of the Company are directors of First National Bank and receive $475 per meeting of the Board of First National Bank. If a director is absent for three meetings in a given year, the director will not receive the $475 per meeting fee for any other months in which the director is absent from a meeting during that year. In addition, Executive Committee members receive a fee of $400 for each Executive Committee meeting that they attend, with the exception of Charles J. Dolezal. Audit Committee members receive $400 per meeting attended.

      First National Bank has implemented a director retirement benefit and death benefit plan for the benefit of all members of the Board of Directors of First National Bank. The plan is called the Director Defined Benefit Plan and is designed to provide an annual retirement benefit to be paid to each director upon retirement from the Board and attaining age 70. The retirement benefit provided to each director is an annual benefit equal to $1,000 for each year of service on the Board from and after August 1994.

      The annual retirement benefit is payable for the lifetime of the director, but in no event for less than 15 years. Should a director die prior to having received 15 annual payments, the balance of the payments is paid to the director’s designated beneficiary(ies). In the event the director dies while serving on the bank’s board, the bank pays the director’s designated beneficiary(ies) 15 successive annual benefit payments, each equal to $1,000 for each year of service from and after August 1994 through the date of death. In the event the director dies prior to age 70 while not serving on the board, the bank is required to pay the former director’s designated beneficiary(ies) an annual benefit for 15 years equal to $1,000 for each year of board service from and after August 1994 through the director’s termination of board service.

      In addition, the Director Defined Benefit Plan gives each director the option of deferring any portion or all of his or her director’s fees to a maximum of $1,000 per month until retirement. The bank credits interest to a director’s deferred compensation on December 31 of each year at an interest rate equal to two times the one year treasury rate as of the crediting date, subject to a minimum of 8%.

      First National Bank purchased insurance policies on the lives of the directors as an informal financing mechanism for the bank’s post retirement obligations to the directors. Although First National Bank expects the policies on the directors’ lives to serve as a source of funds for the director retirement benefits payable under the bank’s Directors Defined Benefit Plan Agreements, the directors’ contractual entitlements under the Directors Defined Benefit Plan Agreements are not funded and remain contractual liabilities of the bank payable upon each director’s termination of service.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer and Sr. Vice President, Secretary for the fiscal years ended December 31, 1998, 1999 and 2000. Pursuant to Securities and Exchange Commission rules, summary information concerning other officers of the Company is not required to be set forth in the following table.

Name and				Other Annual	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Compensation(3)

Charles J. Dolezal	2000	$178,000	$23,960	$5,600	$12,185
Chairman of the Board,	1999	170,000	23,600	5,300	10,164
President and Chief	1998	162,000	23,045	5,000	11,273
Executive Officer, National Bancshares Corporation and First National Bank
Kenneth R. VanSickle	2000	90,000	12,102	–0–	4,509
Sr. Vice President &	1999	84,000	11,468	–0–	3,527
Secretary, National	1998	76,000	9,500	–0–	5,813
Bancshares Corporation and Sr. Vice President & Chief Loan Officer, First National Bank

(1)	First National Bank has an Employee Stock Purchase Incentive Plan for all full-time employees. Under the Plan each employee is entitled to receive a cash payment from First National Bank equal to 20% of the purchase price of the Company’s Common Shares acquired by the employee on the open market up to a maximum of 100 shares per calendar year. Cash payment received by the Chief Executive Officer equaled $460, $600 and $1,045 for the years ending 2000, 1999, and 1998, respectively. Cash payment received by the Sr. Vice President, Secretary equaled $102, $468 and $0 for the years ending 2000, 1999, and 1998, respectively.

(2)	Director Fees Received

(3)	401(k) Pension Plan employer contributions.

      The Bank maintains a 401(k) plan, which covers substantially all employees. The plan allows employees to contribute up to 15% of their pay with the Bank matching 50% of contributions up to 6% of an employee’s pay. Discretionary contributions may also be made to the plan by the Bank.

      Group life, disability, hospitalization, and medical insurance plans are offered to officers of the Company and its subsidiary on the same basis as all other salaried personnel. Directors are offered hospitalization and medical insurance plans on the same basis as all salaried personnel. The Chief Executive Officer has use of an automobile for his use in conducting the Company’s business, and for personal use on a limited basis, which the Company considers to be insignificant. No individual received personal benefits in excess of the lesser of either $50,000 or 10% of the total of their annual salary and bonus.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Securities and Exchange Commission rules require the Company to supply information regarding compensation and benefits provided to selected officers of the Company. Disclosure requirements as applied to this Company include only the Company’s Chairman, President and Chief Executive Officer and Sr. Vice President and Secretary. The Executive Committee of First National Bank administers the executive compensation program for the Company and its subsidiary. In that connection, it makes and establishes policy and practices for compensation and makes recommendations to the full board or acts on the behalf of the full board with respect to specific compensation for the president and other executive officers.

      The compensation for the Company’s executives is designed to reward individual and Company performance and to reflect compensation paid to other executives of comparably sized financial institutions in this geographic area. This analysis is based upon the subjective judgment of the Committee members and is not determined by specific formulas.

      On the 23rd day of November 1999, the Committee met to review compensation for all employees of the bank. Charles J. Dolezal, President and Chief Executive Officer, attended the meeting to suggest to the Committee his recommendations regarding senior management, other salaried and hourly employees. Mr. Dolezal was excused from the meeting during the time that his compensation was discussed by the Committee.

      In addition to base salaries, cash bonuses are paid to executive officers based on the same criteria that is used to establish base salaries with additional emphasis placed on that year’s performance.

      Additional benefits received by Mr. Dolezal (other than his Company-provided automobile) and other executive officers are equivalent to benefits received by all other full-time employees.

      The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code Section 162(m), which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee if the remuneration exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration will not exceed the $1.0 million base for any employee. Therefore, executive compensation will not be affected by the qualifying compensation regulations.

Charles J. Dolezal—Bobbi E. Douglas—John W. Kropf—Steve Schmid—James F. Woolley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As described above, Mr. Dolezal is a member of the Executive Committee which oversees the Company’s executive compensation programs. As previously noted, however, Mr. Dolezal is excused from meetings of the Executive Committee at which time his compensation is discussed.

PERFORMANCE GRAPH

      The following represents a comparison of return on an investment in the Corporation, Standard and Poor’s 500 and a peer group composed of major regional banks and bank holding companies.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NATIONAL

BANCSHARES CORPORATION, S&P 500 INDEX AND S&P MAJOR REGIONAL BANK INDEX

*	Assumes a reinvestment of dividends and a $100 initial investment.

Note:	National Bancshares Corporation is not included in the S&P 500 or the S&P Major Regional Bank Index.

SPECIAL SEPARATION AGREEMENT

      During 2000, the Board of Directors of the Company adopted and entered into a Special Separation Agreement with certain executive officers of the Bank, namely Charles J. Dolezal, Kenneth R. VanSickle and two executive officers not named in the Executive Compensation table. The terms of the Agreement are the same for each executive officer except as outlined below.

      The Agreement becomes effective only upon a change of control of the Company as defined in the Agreement. The Company has determined that it is desirable to provide certain executive officers with severance benefits under certain circumstances after a change in control has occurred in order that the executive officer may more fully focus his current efforts on expanding the Company’s business and profits without concern for his personal security in the event of a change in control. The Agreement provides that upon termination of employment within three years following a change in control (two years for the two executive officers not named in the Executive Compensation table), unless the executive is terminated for good cause as defined in the Agreement, or the executive voluntarily terminates his employment other than for good reason as defined in the Agreement, the executive shall be entitled to three years’ severance compensation (two years for the two executive officers not named in the Executive Compensation table). The severance compensation shall be paid monthly based on the executive’s base salary in effect at the date of his termination. Severance benefits could be reduced as a result of Internal Revenue Code 280G, which (a) imposes an excise tax on a recipient’s change-in-control benefits that exceed three times the executive’s W-2 reported compensation (Box 1) averaged over the preceding five years and (b) disallows a compensation expense deduction to the employer for those so-called “excess parachute payments.” In addition, during the severance period, the executive will receive normal fringe benefits and perquisites including but not limited to life insurance, health care benefits coverage, annual bonus, and Company matching and discretionary 401 (k) contributions in the same amounts and at the same cost to the executive as was applicable prior to the change in control.

      The Company will pay the costs of outplacement services actually used by the executive; provided, however, that the total fee paid for such services will be limited to an amount equal to ten percent of the executive’s annual base salary as of the effective date of their termination of employment.

      Under the terms of the Agreement, the executive agrees to certain provisions with respect to non-disclosure, non-interference and non-competition. The Agreement shall be administered by Outside Committee members, which is defined in the Agreement as members of the Executive Committee of the Company’s Board of Directors who are not employees of the Company. Any disputes arising under this agreement may be appealed to the Outside Committee members by the executive. In the event that the executive brings an action in a court of law to enforce any provision of this Agreement and prevails in such action in any respect, the Company shall reimburse the executive for his attorney fees and expenses and any other fees and expenses incurred by the executive in connection with such cause of action or in connection with the enforcement of the Agreement against the Company.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

      Certain Directors, Officers and principal shareholders and their associates were customers of and had various transactions with the Company’s subsidiary, First National Bank, in the ordinary course of business in 2000 and similar additional transactions may be expected to take place in the future. All loans and loan commitments involving Directors, Officers and their associates by the Company’s subsidiary Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

      Director John W. Kropf is an attorney in private practice and he performs legal services for National Bancshares Corporation and First National Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires National Bancshares’ directors and executive officers, as well as any person who owns more than 10% of a registered class of National Bancshares’ equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of National Bancshares’ stock. During the fiscal year ended December 31, 2000, no director, officer, or other person required to file such reports failed to file reports required by Section 16(a) of the Exchange Act or failed to file such reports in a timely manner, except as follows. Mr. Sprunger, Mrs. Balzarini, Mr. Wenger and Mr. Dolezal failed to file such reports in a timely manner due to an unintentional oversight.

PROPOSALS OF SECURITY HOLDERS

      Proposals of security holders which are intended by such holders to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company not later than December 1, 2001, for inclusion in the Company’s Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be sent to Charles J. Dolezal, President, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

      If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders without seeking to include the proposal in National Bancshares’ proxy materials for that meeting, the shareholder must give advance notice to National Bancshares. The shareholder must give notice at least 45 days before the date in 2002 corresponding to the mailing date of this proxy statement for the 2001 Annual Meeting of Shareholders. This proxy statement is being mailed to shareholders on or about March 23, 2001. The date that is 45 days before the corresponding mailing date in 2002 is therefore February 6, 2002. Accordingly, a shareholder who desires to present a proposal at the 2002 Annual Meeting of Shareholders without seeking to include the proposal in National Bancshares’ proxy materials for that meeting should provide notice of the proposal to National Bancshares no later than February 6, 2002. If the shareholder fails to do so, National Bancshares’ management proxies for the 2002 Annual Meeting of Shareholders will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in National Bancshares’ proxy materials.

AUDIT MATTERS

      The Board of Directors selected Crowe, Chizek and Company LLP (Crowe Chizek) as independent auditors for 2000. It is anticipated that one or more representatives of that firm will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions. In addition, the books, records and accounts of the Company’s sole banking subsidiary, First National Bank, are subject to periodic examination by regulatory authorities and are examined by the Company’s internal audit staff. Reports concerning the examinations are reviewed by the Board of Directors of the Company’s banking subsidiary, as well as by the management of the Company. The Board of Directors of the Company has selected Crowe Chizek as independent auditors for 2001.

      Crowe Chizek’s fees for the audit of the December 31, 2000 financial statements and the required quarterly reviews for 2000 amounted to $44,500. Crowe Chizek’s fees for other services, including tax fees, amounted to $9,390 for 2000. The Audit Committee believes that the other services performed, including tax services, are compatible with maintaining Crowe Chizek’s independence.

FORM 10-K ANNUAL REPORT

      A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 2000 WILL BE FURNISHED WITHOUT CHARGE, ON OR AFTER APRIL 1, 2001 UPON WRITTEN REQUEST DIRECTED TO KENNETH R. VANSICKLE, SECRETARY, NATIONAL BANCSHARES CORPORATION, 112 WEST MARKET STREET, PO BOX 57, ORRVILLE, OHIO 44667.

      This Proxy Statement and the accompanying notice are sent by order of the Board of Directors.

Kenneth R. VanSickle
Secretary

March 23, 2001

Appendix A:

AUDIT COMMITTEE CHARTER

AUTHORITY

      Primary responsibility for the adequacy of the financial institution’s reporting and internal control structure is vested in senior management. However, the Board of Directors has the ultimate authority for such matters and the Audit committee has been delegated authority to oversee the financial reporting and internal control structure of First National Bank. Reports, at least annually, are to be made by the Audit Committee to the Board of Directors on the financial institution’s reporting and internal control structure.

      The Audit Committee is to be composed of four external directors who are independent of management and are free of a relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. This is a standing committee of the Board of Directors established to assist the Board in fulfilling its regulatory, statutory, and fiduciary responsibilities.

      To allow the fulfillment of its responsibilities, the Audit Committee will have unrestricted access to all personnel and documents of the institution in conjunction with the internal & external auditors, and, will be provided adequate resources to achieve its charge.

      Meetings of the Audit Committee will be held bi-annually, with special meetings called at the discretion of the Chairperson of the committee, by request of one-half the members of the Audit Committee, a majority of the members of the Board of Directors, or the Auditor (Internal or External).

RESPONSIBILITIES

      The following are the responsibilities of the Audit Committee as specified by the Board of Directors. Additional responsibilities may be assigned by the Board to the Audit Committee upon formal action by the Board as the need arises. These responsibilities are divided into two areas: financial reporting and corporate governance and internal control structure.

Financial Reporting

      The responsibilities of the Audit Committee in the area of financial reporting are to provide reasonable assurance to the Board of Directors that financial disclosures made by the management of First National Bank reasonably display the financial institution’s financial condition, results of operations, plans, and long-term commitments, and that any required regulatory reports are reasonably accurate and timely and satisfy the appropriate regulatory requirements. To meet this charge, the Audit Committee will:

Oversee the external audit of the institution. This includes the following responsibilities:

•	Annual nomination of the independent public accountants

•	Review and acceptance of the auditor engagement letter

•	Review and acceptance of the estimated fees for the annual audit

•	Determination of the timing of the auditor visits

•	Coordination of audit activities with demand on internal resources

•	Review and monitoring of audit results

•	Review of auditor performance and independence

•	Review of non-audit services by the independent accountant

Review the adequacy of disclosure on the financial statements and other required regulatory reports.

Review management’s discussion and analysis of the annual report with management.

Review significant reporting or operational issues that were discussed by the independent accountant with management.

Obtain from management a letter detailing any issues or responses where management sought a second opinion from an independent public accountant.

Review the letter management gives the independent public accountant and ask the independent accountant whether there have been any problems in its associations with management.

      Minutes of the Audit Committee meetings will be taken that describes the activities of the Audit Committee. Upon approval by the Audit Committee for the previous period, the Chairperson and Secretary of the Audit Committee should sign the minutes. These minutes should be made a part of the permanent records of the financial institution.

Corporate Governance and Internal Control Structure

      The Audit Committee should be responsible for providing assurance that the financial institution is in reasonable compliance with:

•	Pertinent laws and regulations

•	Reasonable ethical standards

      To accomplish these objectives, the Audit Committee will review:

•	Current and pending litigation or regulatory proceedings against the financial institution.

•	Pending regulatory proceedings that are related to corporate governance.

•	Significant cases of director or employee conflict of interests, misconduct, or fraud.

•	Findings of the internal audit staff that is related to the institution’s governance.

•	Assessment of internal control adequacy, including reportable conditions and material weaknesses. The committee may request expansion of work in the event of changed circumstances or risks.

•	Internal and External Audit’s plans to monitor compliance with the internal control structure, as well as management responses to internal audits to ensure that control weaknesses are addressed.

•	Internal audit policy (and present to the full board for approval upon completion of its review).

•	Structure, management, staffing and quality of the internal audit function. The committee will be ultimately responsible for the hiring and termination of the internal auditor.

•	Any difficulties encountered in the course of the audits, including any restrictions on the scope of their work or access to required information. The committee will monitor adherence to the audit plan.

•	The extent to which the financial institution can rely on the planned audit scope of the internal auditing function and the independent public accountant to detect fraud or weaknesses in the internal control structure.

•	With the legal counsel of the financial institution, any legal matters that may have a significant impact on the institution.

      The Audit Committee will review and update the Audit Committee Charter annually. The duties and responsibilities of an audit committee member are in addition to those duties set out for a member of the board of directors.

REVOCABLE PROXY NATIONAL BANCSHARES CORPORATION

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders to be Held April 26, 2001
This Proxy is Solicited on Behalf of the Board of Directors

      KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of National Bancshares Corporation, Orrville, Ohio, do hereby nominate, constitute and appoint John W. Kropf, James F. Woolley and John E. Sprunger, or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on March 9, 2001, at the Annual Meeting of Shareholders to be held at the OPERATIONS CENTER OF FIRST NATIONAL BANK, 1444 NORTH MAIN STREET, ORRVILLE, OHIO, on April 26, 2001 at 2:00 o'clock p.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

Elect Three (3) Directors to Serve a Three (3) Year Term as Directors of the Company Until Expiration of Their Term in 2004; (except as marked to the contrary below):

For [ ]	Withhold [ ]	For All Except [ ]

Sara Balzarini, Steve Schmid and Albert W. Yeagley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

      Please specify your choice by marking the appropriate boxes above. If no specification is made, authority is granted to cast the vote of the undersigned "FOR" the listed proposition. The agents named hereon cannot vote your shares unless you sign and return this proxy card.

      The Board of Directors recommends a vote "FOR" the listed proposition. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

      This Proxy confers authority to vote "FOR" the proposition listed above unless "WITHHOLD" or "FOR ALL EXCEPT" is indicated. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

(up arrow)  Detach above card, sign, date and mail in postage paid envelope provided.  (up arrow)

NATIONAL BANCSHARES CORPORATION

INSTRUCTIONS: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

ALL JOINT OWNERS MUST SIGN.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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